Exhibit 4.3

AMENDMENT NUMBER ONE TO THE

AMENDED AND RESTATED TERM LOAN AGREEMENT

This AMENDMENT NUMBER ONE TO THE AMENDED AND RESTATED TERM LOAN AGREEMENT (this “Amendment”) is made as of April 21, 2011, by and among ThermaClime, L.L.C., an Oklahoma limited liability company (“ThermaClime”), Chemex I Corp., an Oklahoma corporation, Cherokee Nitrogen Company, an Oklahoma corporation, Cherokee Nitrogen Holdings, Inc., an Oklahoma corporation, ClimaCool Corp., an Oklahoma corporation, ClimateCraft, Inc., an Oklahoma corporation, Climate Master, Inc., a Delaware corporation, EDC Ag Products Company L.L.C., an Oklahoma limited liability company, El Dorado Chemical Company, an Oklahoma corporation, International Environmental Corporation, an Oklahoma corporation, Koax Corp., an Oklahoma corporation, LSB Chemical Corp., an Oklahoma corporation, Northwest Financial Corporation, an Oklahoma corporation, The Climate Control Group, an Oklahoma corporation, ThermaClime Technologies, Inc., an Oklahoma corporation, Trison Construction, Inc., an Oklahoma corporation, and XpediAir, Inc., an Oklahoma corporation, as borrowers (each of the foregoing, a “Borrower”, and collectively, the “Borrowers”), LSB Industries, Inc., a Delaware corporation (“Parent”), Consolidated Industries Corp., an Oklahoma corporation (“Consolidated Industries”), and the Required Lenders, and is acknowledged by Banc of America Leasing & Capital, LLC, not in its individual capacity but solely as Administrative Agent and as Collateral Agent, and Bank of Utah, not in its individual capacity but solely as Payment Agent.  Capitalized terms used and not otherwise defined herein have the meanings given to them in the Amended and Restated Loan Agreement (as defined in Preliminary Statement I), and the general interpretive provisions of Section 1.02 of the Amended and Restated Loan Agreement are hereby incorporated by reference into this Amendment.

PRELIMINARY STATEMENTS

I.           The Borrowers, Parent, Consolidated Industries, the Administrative Agent, the Collateral Agent, the Payment Agent, and the Lenders from time to time party thereto entered into that certain Amended and Restated Term Loan Agreement, dated as of March 29, 2011 (as may be further amended, supplemented, amended and restated, or otherwise modified from time to time, the “Amended and Restated Loan Agreement”).

II.           Parent and ThermaClime have informed the Lenders and the Agents that most of the 2007 Debentures have been converted into capital stock of Parent pursuant to their terms.  Owing to that conversion, Parent no longer needs the Debenture Retirement Amount for the purposes currently permitted by Section 7.06(h) of the Amended and Restated Loan Agreement.

III.           Parent, Consolidated Industries, and the Borrowers have requested that the Amended and Restated Loan Agreement be amended, inter alia, so as to allow ThermaClime to make distributions and pay dividends to Parent in an aggregate amount not to exceed $15,000,000, which amount may be used by Parent (a) to repurchase, redeem, or retire any Indebtedness other than Indebtedness owing to any direct or indirect Subsidiary of Parent, (b) to fund capital improvements of Parent or any direct or indirect Subsidiary of Parent, or (c) for general corporate purposes of Parent or any direct or indirect Subsidiary of Parent, except for making any distributions or paying any dividends or management fees to the holders of Parent’s Equity Interests.

IV.           In light of the request described in Preliminary Statement III and subject to the conditions set forth herein, Parent, Consolidated Industries, the Borrowers, and the Required Lenders desire to enter into this Amendment.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.                      Amendments.  As of the date hereof, the Amended and Restated Loan Agreement is hereby amended as set forth in this Section 1.

(a)           Section 1.01 of the Amended and Restated Loan Agreement is hereby amended by deleting the definitions of “2007 Debentures” and “Debenture Retirement Amount” in their entirety.

(b)           The following definition is hereby added to Section 1.01 of the Amended and Restated Loan Agreement in the correct alphabetical order:

“Special Distribution Amount” has the meaning specified in Section 7.06(h).

(c)           Both the definition of “Consolidated Fixed Charge Coverage Ratio”, located in Section 1.01 of the Amended and Restated Loan Agreement, and Section 7.03(l) of the Amended and Restated Loan Agreement are hereby amended by replacing the references therein to the “Debenture Retirement Amount” with references to the “Special Distribution Amount”.

(d)           Section 7.06(h) of the Amended and Restated Loan Agreement is hereby amended and restated in its entirety to read as follows:

(h)           so long as no Default or Event of Default has occurred and is continuing or would result therefrom, ThermaClime may make distributions and pay dividends to Parent in an aggregate amount not to exceed $15,000,000 (the “Special Distribution Amount”), which amount may be used by Parent (a) to repurchase, redeem, or retire any Indebtedness other than Indebtedness owing to any direct or indirect Subsidiary of Parent, (b) to fund capital improvements of Parent or any direct or indirect Subsidiary of Parent, or (c) for general corporate purposes of Parent or any direct or indirect Subsidiary of Parent; provided, however, that Parent may not use all or any part of the Special Distribution Amount to make any distributions or other Restricted Payments or pay any management fees to the holders of Parent’s Equity Interests.  Concurrent with the distribution or payment by ThermaClime of the Special Distribution Amount to Parent, Parent shall deliver to the Payment Agent a certificate signed by one of Parent’s Responsible Officers, certifying that the Special Distribution Amount will be used solely for the purposes permitted under this Section 7.06(h) or any combination of them.

(e)           On and after the date hereof, any reference in (i) the Amended and Restated Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import and (ii)

any other Loan Document to the Amended and Restated Loan Agreement shall mean and be a reference to the Amended and Restated Loan Agreement, as amended by this Amendment.

SECTION 2.                      Representations and Warranties.  Each of Parent, Consolidated Industries, and each Borrower hereby represents and warrants as follows:

(a)           after giving effect to the amendments set forth herein, each of the representations and warranties made by it as set forth in Article V of the Amended and Restated Loan Agreement are true and correct in all material respects as of the date of this Amendment, it being understood and agreed that any representation or warranty that, by its terms, is made as of a specified date will be required to be true and correct in all material respects only as of that specified date;

(b)           after giving effect to the amendments set forth herein, no Event of Default exists or has occurred that has not been duly cured or waived in accordance with the provisions of each applicable Loan Document;

(c)           this Amendment has been duly authorized by all necessary corporate or limited liability company proceedings of, and duly executed and delivered by Parent, Consolidated Industries, and each Borrower;

(d)           the Amended and Restated Loan Agreement, as amended by this Amendment, is a legal, valid, and binding obligation of Parent, Consolidated Industries, and each Borrower, respectively, enforceable against each such Person in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, other similar laws affecting creditors’ rights generally, or general principles of equity, regardless of whether the application of those principles is considered in a proceeding in equity or at law;

(e)           no further consent, approval, authorization, order, registration, or qualification with any governmental authority is required for, and the absence of which would not adversely affect, the valid execution and delivery or performance by it of this Amendment or the Amended and Restated Loan Agreement, as amended by this Amendment; and

(f)           the execution, delivery, and performance by each of Parent, Consolidated Industries, and each Borrower of this Amendment do not and will not (a) contravene the terms of any of its Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under or require any payment to be made under, (i) any Material Contract to which that Person is a party or affecting that Person or the properties of that Person or any of its Subsidiaries or (ii) any order, injunction, writ, or decree of any Governmental Authority or any arbitral award to which that Person or its property is subject; or (c) violate any Law.

SECTION 3.                      Conditions Precedent.  This Amendment shall become effective upon the receipt by the Payment Agent of counterparts to this Amendment duly executed by the parties hereto.

SECTION 4.                      Reaffirmation, Confirmation, and Acknowledgement.

(a)           Each of Parent, Consolidated Industries, and each Borrower hereby expressly confirms and agrees that the terms, conditions, and provisions of the Amended and Restated Loan Agreement, except as expressly amended by this Amendment, and the other Loan Documents shall be and remain in full force and effect.  Each of Parent, Consolidated Industries, and each Borrower hereby reaffirms and confirms its respective obligations under the Amended and Restated Loan Agreement, as amended by this Amendment, and the other Loan Documents.

(b)           Each of Parent and Consolidated Industries hereby expressly confirms and agrees that after giving effect to this Amendment, the Guaranty made by it under Article X of the Amended and Restated Loan Agreement in favor of the Secured Parties is, and shall continue to be, in full force and effect, and is hereby ratified and confirmed in all respects.

(c)           The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any power, remedy, or right of any Agent or any Lender, or constitute a waiver of any provision of, or any past or future noncompliance with, any of the Loan Documents or any other documents, instruments, or agreements executed or delivered in connection therewith, and shall not operate as a consent to any further or other matter under the Loan Documents.

(d)           Each of Parent, Consolidated Industries, and each Borrower expressly agrees and understands that by entering into and performing its obligations hereunder, this Amendment shall not constitute a novation, and shall in no way adversely affect or impair the priority of Liens of the Collateral Agent on the Collateral.

SECTION 5.                      Release; Covenant Not to Sue.

(a)           As good and valuable partial consideration for the amendment of the Amended and Restated Loan Agreement, each Loan Party hereby absolutely and unconditionally releases and forever discharges the Administrative Agent, the Collateral Agent, the Payment Agent, each Lender, and any and all participants, parents, subsidiaries, affiliates, insurers, indemnitors, successors, and assigns thereof, together with all of the present and former directors, officers, agents, attorneys, and employees of any of the foregoing (each, a “Released Party”), from any and all claims, demands, or causes of action of any kind, nature, or description, whether arising at law or in equity or upon contract or tort or under any state or federal law or otherwise, which the Loan Party has had, now has, or has made claim to have against any such Person for or by reason of any act, omission, matter, cause, or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether those claims, demands, or causes of action are matured or unmatured or known or unknown.  It is the intention of each Loan Party in providing this release that the same will be effective as a bar to each and every claim, demand, and cause of action specified, and, in furtherance of this intention, it waives and relinquishes, to the extent permitted by applicable Law, all rights and benefits under any provision of any applicable Law that may provide that a general release does not extend to claims that the Person giving the release does not know or suspect to exist in its favor at the time of executing the release, which if known by it might have materially affected its settlement with the recipient of the release.  Each Loan Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action, and agrees that this instrument shall be and remain effective in all respects, notwithstanding any such differences or additional facts.  Each Loan Party understands, acknowledges, and agrees that the release set forth above may be pleaded as a full and complete defense, and may be used as a basis for an injunction against any action, suit, or other proceeding that may be instituted, prosecuted, or attempted in breach of the provisions of such release.

(b)           Each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally, and irrevocably covenants and agrees with and in favor of each Released Party that it will not sue (at law, in equity, in any regulatory proceeding, or otherwise) any Released Party on the basis of any claim released, remised, or discharged by any Loan Party pursuant to the above stated release.  If any Loan Party, or any of its successors, assigns, or other legal representatives violates the foregoing covenant, that Person, for itself and its successors, assigns, and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain because of those violations, all attorneys’ fees and other costs incurred by such Released Party because of such violation.

SECTION 6.                      Further Assurances.  Each of Parent, Consolidated Industries, and each Borrower agrees to do such further acts and things and to execute and deliver to the Payment Agent such other instruments, in form and substance satisfactory to the Payment Agent, as the Payment Agent shall request in order to effectuate the provisions of this Amendment.

SECTION 7.                      Governing Law.  This Amendment shall, in all respects, be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws thereof (other than Section 5-1401 of the New York General Obligations Law) that would permit or require the application of the law of any other jurisdiction.

SECTION 8.                      Counterparts.  This Amendment may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.  For the purposes hereof, a facsimile or electronic copy of a party’s signature shall be deemed an original signature.  If duly requested, the manually-executed original documents shall be promptly delivered.

SECTION 9.                      Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 10.                                Severability.  Any provision of this Amendment held to be invalid, illegal, or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that invalidity, illegality, or unenforceability without affecting the validity, legality, and enforceability of the remaining provisions hereof; and the invalidity, illegality, or unenforceability of a particular provision in a particular jurisdiction shall not affect the validity, legality, or enforceability of that provision in any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

BORROWERS:

THERMACLIME, L.L.C., an Oklahoma limited liability company

By: /s/Tony Shelby
Name: Tony M. Shelby
Title:  Vice President

CHEMEX I CORP., an Oklahoma corporation

By: /s/Tony Shelby
Name: Tony M. Shelby
Title:  Vice President

CHEROKEE NITROGEN COMPANY, an Oklahoma corporation

By: /s/Tony Shelby
Name: Tony M. Shelby
Title:  Vice President

CHEROKEE NITROGEN HOLDINGS, INC., an Oklahoma corporation

By: /s/Tony Shelby
Name: Tony M. Shelby
Title:  Vice President

CLIMACOOL CORP., an Oklahoma corporation

By: /s/Tony Shelby
Name: Tony M. Shelby
Title:  Vice President

CLIMATECRAFT, INC., an Oklahoma corporation

By: /s/Tony Shelby
Name: Tony M. Shelby
Title:  Vice President

CLIMATE MASTER, INC., a Delaware corporation

By: /s/Tony Shelby
Name: Tony M. Shelby
Title:  Vice President

EDC AG PRODUCTS COMPANY L.L.C., an Oklahoma limited liability company

By: /s/Tony Shelby
Name: Tony M. Shelby
Title:  Vice President

EL DORADO CHEMICAL COMPANY, an Oklahoma corporation

By: /s/Tony Shelby
Name: Tony M. Shelby
Title:  Vice President

INTERNATIONAL ENVIRONMENTAL CORPORATION, an Oklahoma corporation

By: /s/Tony Shelby
Name: Tony M. Shelby
Title:  Vice President

KOAX CORP., an Oklahoma corporation

By: /s/Tony Shelby
Name: Tony M. Shelby
Title:  Vice President

LSB CHEMICAL CORP., an Oklahoma corporation

By: /s/Tony Shelby
Name: Tony M. Shelby
Title:  Vice President

NORTHWEST FINANCIAL CORPORATION, an Oklahoma corporation

By: /s/Tony Shelby
Name: Tony M. Shelby
Title:  Vice President

THE CLIMATE CONTROL GROUP, an Oklahoma corporation

By: /s/Tony Shelby
Name: Tony M. Shelby
Title:  Vice President

THERMACLIME TECHNOLOGIES, INC., an Oklahoma corporation

By: /s/Tony Shelby
Name: Tony M. Shelby
Title:  Vice President

TRISON CONSTRUCTION, INC., an Oklahoma corporation

By: /s/Tony Shelby
Name: Tony M. Shelby
Title:  Vice President

XPEDIAIR, INC., an Oklahoma corporation

By: /s/Tony Shelby
Name: Tony M. Shelby
Title:  Vice President

GUARANTORS:

LSB INDUSTRIES, INC., a Delaware corporation

By: /s/Tony Shelby
Name: Tony M. Shelby
Title:  Vice President

CONSOLIDATED INDUSTRIES CORP., an Oklahoma corporation

By: /s/Tony Shelby
Name: Tony M. Shelby
Title:  Vice President

REQUIRED LENDERS:

BANC OF AMERICA LEASING & CAPITAL, LLC, as a Lender
By:   /s/ Albert Z. Norona
Name:  Albert Z. Norona
Title:   Senior Vice President

FIFTH THIRD BANK, as a Lender

By:   /s/ Edward McElveen
Name:  Edward McElveen
Title:    Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:   /s/  Mark A. Fish
Name:  Mark A Fish
Title:   Senior Vice President

ACKNOWLEDGED BY:

BANC OF AMERICA LEASING & CAPITAL, LLC, not in its individual capacity but solely as Administrative Agent

By:  /s/ Albert Z. Norona
Name:  Albert Z. Norona
Title:   Senior Vice President

BANC OF AMERICA LEASING & CAPITAL, LLC, not in its individual capacity but solely as Collateral Agent

By:  /s/ Albert Z. Norona
Name:  Albert Z. Norona
Title:   Senior Vice President

BANK OF UTAH, not in its individual capacity but solely as Payment Agent

By:  /s/ Michael Hoggan
Name:   Michael Hoggan
Title:    Vice President